Exhibit 99.1

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Record First Quarter
2008 Revenue and Earnings
Company Raises Full Year Guidance
ATLANTA – April 22, 2008 – Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH), today reported record first quarter 2008 revenue and earnings, prompting the company to raise its Earnings Per Share (EPS) guidance for the year.
Manhattan Associates’ first quarter GAAP diluted earnings per share were $0.30, a 58% increase over the first quarter of 2007 on revenue of $88.3 million, a 13% increase. On a non-GAAP basis, adjusted diluted earnings per share were $0.35, a 52% increase over the first quarter of 2007.
FIRST QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2008 first quarter results, as compared to the 2007 first quarter, follow:
•	Consolidated revenue increased 13% to $88.3 million. Excluding the impact of currency changes revenue increased 12%.
▪	License revenue increased 33%, to $18.3 million.

▪	Services revenue totaled $59.8 million, increasing 9%.
•	GAAP Operating income increased 25% to $9.1 million. Excluding the impact of currency changes, GAAP operating income increased 31%.

•	Operating income, on a non-GAAP basis, increased 20% to $11.0 million. Excluding the impact of currency changes, operating income on a non-GAAP basis increased 25%.

•	GAAP diluted earnings per share increased 58% to $0.30 per share.

•	Adjusted diluted earnings per share increased 52% to $0.35 per share.

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•	Cash Flow from Operations was $6.1 million with Days Sales Outstanding of 82 days.

•	Cash and Investments on hand at March 31, 2008 was $64.4 million.

•	The Company repurchased 542,596 common shares totaling $12.4 million at an average share price of $22.76 in the quarter. The Company has $12.6 million of remaining share repurchase authority.
“We’re pleased with our performance in the first quarter of 2008. License revenue in all three regions was solid. EMEA and APAC posted very strong growth over the prior year’s first quarter. And while overall the Americas license revenue was equal to the prior year’s result, the U.S. portion of the Americas posted license revenue growth of more than 10 percent,” said Pete Sinisgalli, President and Chief Executive Officer of Manhattan Associates.
“Overall revenue growth for the quarter was 13%, marking our 14th quarter in a row of 10-plus percent revenue growth. Moreover, our earnings grew substantially in the quarter. With a strong start to 2008, we are optimistic about our prospects for the full year and are raising our earnings per share guidance by $0.07 per share,” he added.
Significant sales-related achievements during the quarter include:
•	New customers such as AF Logistics, Ltd; Carlisle Tire & Wheel Company; Cosmax, Inc.; Folica, Inc.; EMPiK; Keystone Distribution UK Ltd; Lockheed Martin; Manutan International S.A.; Palmers Textil AG; Publix Super Markets; Skye Clothing (Pty) Ltd; Skye Footwear(Pty) Ltd; Stampin’ Up!, Inc.; Travis Association for the Blind and Wineworks Marlborough Ltd.

•	Expanding partnerships with existing customers such as Bally Technologies, Inc.; Brown Shoe Company; Costa Group Pty Ltd; DHL; Essilor of America, Inc.; Fiskars Brands, Inc.; Genuine Parts Company; Hunter Fan Company; Innotrac Corporation; Kenco Logistic Services; Ocean State Jobbers Corporation; Panalpina Management AG; Sinopharm Logistics; Super Cheap Auto; Teva Pharmaceuticals USA and Wincanton.

•	Closing four large contracts, each of which generated $1.0 million or more in recognized license revenue.
2008 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the second quarter and full year 2008. The GAAP diluted earnings per share includes the impact of stock options expense under SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

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	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q2 2008 - diluted earnings per share	$0.31	$0.39	-3%	22%
Full year 2008 - diluted earnings per share	$1.33	$1.39	18%	23%

Adjusted Earnings Per Share
Q2 2008 - diluted earnings per share	$0.36	$0.44	0%	22%
Full year 2008 - diluted earnings per share	$1.54	$1.60	18%	23%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning June 15, 2008, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2008 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of July 2008.
CONFERENCE CALL
The Company’s conference call regarding its first quarter financial results will be held at 4:30 p.m. Eastern Time on Tuesday, April 22, 2008 after the market closes. Investors are invited to listen to a live Web cast of the conference call through the investor relations section of Manhattan Associates’ Web site. To listen to the live Web cast, please go to the Web site at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 39180810, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet Web cast will be available until Manhattan Associates’ second quarter 2008 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with – or an alternative for – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical

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operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability exclusive of non-GAAP adjustments. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended March 31, 2008.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense, and stock option expense under SFAS 123(R), all net of income tax effects. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
The Company has also presented its revenue, operating income and adjusted operating income growth between periods excluding the effect of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. Certain Information regarding the effect of currency exchange rate fluctuation on our results is included in note 5 to the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 17 year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The company’s supply chain innovations include: Manhattan SCOPE™, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft.NET technology; and Manhattan Carrier Management, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Revenue:
License	$18,312	$13,753
Services	59,837	54,800
Hardware and other	10,175	9,637

Total Revenue	88,324	78,190

Costs and Expenses:
Cost of license	1,144	1,143
Cost of services	31,280	25,999
Cost of hardware and other	8,266	8,361
Research and development	12,654	11,151
Sales and marketing	13,572	12,607
General and administrative	9,071	8,146
Depreciation and amortization	3,248	3,501

Total costs and expenses	79,235	70,908

Operating income	9,089	7,282

Other income, net	2,301	1,092

Income before income taxes	11,390	8,374
Income tax provision	3,958	2,973

Net income	$7,432	$5,401

Basic earnings per share	$0.30	$0.20
Diluted earnings per share	$0.30	$0.19

Weighted average number of shares:
Basic	24,433	27,361
Diluted	24,889	28,528

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
Operating income	$9,089	$7,282
Stock option expense (a)	1,304	1,121
Purchase amortization (b)	881	1,195
Sales tax recoveries (c)	(234)	(373)

Adjusted operating income (Non-GAAP)	$11,040	$9,225

Income tax provision	$3,958	$2,973
Stock option expense (a)	453	397
Purchase amortization (b)	306	425
Sales tax recoveries (c)	(81)	(132)

Adjusted income tax provision (Non-GAAP)	$4,636	$3,663

Net income	$7,432	$5,401
Stock option expense (a)	851	724
Purchase amortization (b)	575	770
Sales tax recoveries (c)	(153)	(241)

Adjusted Net income (Non-GAAP)	$8,705	$6,654

Diluted EPS	$0.30	$0.19
Stock option expense (a)	$0.03	$0.03
Purchase amortization (b)	$0.02	$0.03
Sales tax recoveries (c)	$(0.01)	$(0.01)

Adjusted Diluted EPS (Non-GAAP)	$0.35	$0.23

Fully Diluted Shares	24,889	28,528

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three months ended March 31, 2008 and 2007:

	Three Months Ended
	March 31,
	2008	2007
Cost of services	$122	$103
Research and development	196	155
Sales and marketing	420	357
General and administrative	566	506

Total stock option expense	$1,304	$1,121

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$43,628	$44,675
Short term investments	4,431	17,904
Accounts receivable, net of a $5,624 and $6,618 allowance for doubtful accounts in 2008 and 2007, respectively	79,848	72,534
Deferred income taxes	6,622	6,602
Prepaid expenses and other current assets	10,328	8,646

Total current assets	144,857	150,361

Property and equipment, net	24,776	24,421
Long-term investments	16,315	10,193
Acquisition-related intangible assets, net	8,810	9,691
Goodwill, net	62,300	62,285
Deferred income taxes	9,845	9,846
Other assets	4,585	4,863

Total assets	$271,488	$271,660

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,931	$9,112
Accrued compensation and benefits	14,848	19,357
Accrued and other liabilities	11,611	10,040
Deferred revenue	36,032	31,817
Income taxes payable	11,511	8,156

Total current liabilities	81,933	78,482

Other non-current liabilities	7,144	7,473

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2008 or 2007	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 24,576,923 and 24,899,919 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	244	249
Additional paid-in capital	8,028	17,744
Retained earnings	172,621	165,189
Accumulated other comprehensive income	1,518	2,523

Total shareholders’ equity	182,411	185,705

Total liabilities and shareholders’ equity	$271,488	$271,660

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Operating activities:
Net income	$7,432	$5,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,248	3,501
Stock compensation	2,110	1,570
Loss on disposal of equipment	4	—
Tax (deficiency)/benefit of stock awards exercised/vested	(31)	548
Excess tax benefits from stock based compensation	(7)	(271)
Unrealized foreign currency loss	(1,402)	(87)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,665)	(1,631)
Other assets	(1,306)	1,415
Accounts payable, accrued and other liabilities	(4,478)	(13,129)
Income taxes	3,364	1,781
Deferred revenue	3,844	3,811

Net cash provided by operating activities	6,113	2,909

Investing activities:
Purchase of property and equipment	(2,716)	(2,956)
Net maturities of investments	7,319	18,018

Net cash provided by investing activities	4,603	15,062

Financing activities:
Purchase of common stock	(12,351)	(25,000)
Excess tax benefits from stock based compensation	7	271
Proceeds from issuance of common stock from options exercised	550	2,367

Net cash used in financing activities	(11,794)	(22,362)

Foreign currency impact on cash	31	166

Net change in cash and cash equivalents	(1,047)	(4,225)
Cash and cash equivalents at beginning of period	44,675	18,449

Cash and cash equivalents at end of period	$43,628	$14,224

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
GAAP Diluted EPS	$0.19	$0.32	$0.29	$0.33	$1.13	$0.30
Adjustments to GAAP:
Stock option expense	$0.03	$0.03	$0.03	$0.02	$0.10	$0.03
Purchase amortization	$0.03	$0.03	$0.03	$0.03	$0.11	$0.02
Sales tax recoveries	$(0.01)	$(0.02)	$(0.01)	$—	$(0.03)	$(0.01)

Adjusted Diluted EPS	$0.23	$0.36	$0.34	$0.37	$1.30	$0.35

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
Revenue:
Americas	$68,446	$75,599	$69,850	$70,427	$284,322	$72,129
EMEA	5,844	9,809	10,463	10,733	36,849	12,028
APAC	3,900	4,221	4,276	3,833	16,230	4,167

	$78,190	$89,629	$84,589	$84,993	$337,401	$88,324

GAAP Operating Income (Loss):
Americas	$8,734	$12,338	$8,894	$10,334	$40,300	$7,065
EMEA	(1,321)	1,145	1,432	1,166	2,422	2,055
APAC	(131)	189	261	17	336	(31)

	$7,282	$13,672	$10,587	$11,517	$43,058	$9,089

Adjustments (pre-tax):
Americas:
Stock option expense	$1,082	$1,090	$1,184	$816	$4,172	$1,267
Purchase amortization	1,195	1,195	1,180	1,083	4,653	881
Sales tax recoveries	(373)	(650)	(269)	(146)	(1,438)	(234)

	$1,904	$1,635	$2,095	$1,753	$7,387	$1,914

EMEA:
Stock option expense	$39	$40	$40	$(17)	$102	$37

	$39	$40	$40	$(17)	$102	$37

Total Adjustments	$1,943	$1,675	$2,135	$1,736	$7,489	$1,951

Adjusted non-GAAP Operating Income (Loss):
Americas	$10,638	$13,973	$10,989	$12,087	$47,687	$8,979
EMEA	(1,282)	1,185	1,472	1,149	2,524	2,092
APAC	(131)	189	261	17	336	(31)

	$9,225	$15,347	$12,722	$13,253	$50,547	$11,040

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
Professional services	$38,831	$39,865	$41,488	$38,946	$159,130	$41,718
Customer support and software enhancements	15,969	15,998	16,949	18,107	67,023	18,119

Total services revenue	$54,800	$55,863	$58,437	$57,053	$226,153	$59,837

4.	Hardware and other revenue includes the following items (in thousands):

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
Hardware revenue	$6,666	$7,270	$5,614	$5,661	$25,211	$7,141
Billed Travel	2,971	3,098	3,235	3,702	13,006	3,034

Total Hardware and other revenue	$9,637	$10,368	$8,849	$9,363	$38,217	$10,175

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
Revenue	$748	$992	$1,049	$1,231	$4,020	$1,131
Costs and Expenses	858	1,306	1,629	1,892	5,685	1,601

Operating Income	(110)	(314)	(580)	(661)	(1,665)	(470)
Foreign currency gains (losses) in other income	(22)	(602)	897	892	1,165	1,641

	$(132)	$(916)	$317	$231	$(500)	$1,171

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands)

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
Operating Income	$(14)	$(443)	$(693)	(725)	$(1,875)	(619)
Foreign currency gains (losses) in other income	(82)	(536)	(312)	(248)	(1,178)	94

Total impact of changes in the Indian Rupee	$(96)	$(979)	$(1,005)	$(973)	$(3,053)	$(525)

6.	Capital expenditures are as follows (in thousands):

	2007					2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr
Capital expenditures	$2,956	$3,511	$1,467	$1,467	$9,401	$2,716

7.	Stock Repurchase Activity

During 2008, we repurchased 542,596 shares of common stock totaling $12.4 million at an average price of $22.76. In 2007 for the full year, we repurchased 3.6 million shares of common stock totaling $100 million at an average price of $28.05.